UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2009

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

On September 4, 2009, John Chapple, a member of the Board of Directors of RealNetworks, Inc. (the "Company"), informed the Company that he would resign from the Board and would not stand for election at the Company's 2009 Annual Meeting of Shareholders (the "2009 Annual Meeting"). The Board accepted Mr. Chapple’s resignation effective September 9, 2009 and in connection with the resignation, reduced the size of the Board from seven directors to six directors. Mr. Chapple resigned from the Board to focus on other responsibilities and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with his resignation from the Board, Mr. Chapple also resigned as a member of the Audit Committee and Compensation Committee of the Board of Directors.

Additional information regarding the impact of Mr. Chapple’s resignation on the matters to be presented at the 2009 Annual Meeting is contained in the supplement to the Company's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 11, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 11, 2009	By:	Robert Kimball

Name: Robert Kimball
Title: Executive VP, Corporate Development and Law, General Counsel and Corporate Secretary